Exhibit 1.2

EXECUTION COPY

Joinder Agreement

WHEREAS, Yankee Acquisition Corp., a Massachusetts corporation (“Merger Sub”), Yankee Holding Corp., a Delaware corporation (“Parent Guarantor”), Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers (“Initial Purchasers”), heretofore executed and delivered a Purchase Agreement (the “Purchase Agreement”), dated February 1, 2007.

WHEREAS, each of the Company (as defined in the Purchase Agreement) and the Subsidiary Guarantors (as defined in the Purchase Agreement) has agreed to join in the Purchase Agreement on or immediately following the consummation of the Merger.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, the Company and each Subsidiary Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned signatory parties hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to such signatory party in the Purchase Agreement as if made by, and with respect to, such signatory party; and (iii) perform all obligations and duties required and be entitled to all the benefits of such signatory party pursuant to the Indenture.

2. Representations and Warranties and Agreements of the Company and the Subsidiary Guarantors. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

3. Covenants of the Company and the Subsidiary Guarantors. Each of the undersigned parties hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as an Issuer each and any of the covenants, agreements, terms, conditions, obligations, appointments, duties, promises and liabilities of an Issuer under the Purchase Agreement as if it were an original signatory thereto and to promptly execute and deliver any and all further documents and take such further action as any other undersigned party or the Initial Purchasers may reasonably require to effect the purpose of this Joinder Agreement.

4. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties to the Purchase Agreement.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement this 6th day of February, 2007.

THE YANKEE CANDLE COMPANY, INC.

By:	/s/ Bruce H. Besanko
Name: Bruce H. Besanko
Title: Chief Financial Officer

YANKEE CANDLE RESTAURANT CORP.

By:	/s/ Craig W. Rydin
Name: Craig W. Rydin
Title: President

QUALITY GIFT DISTRIBUTORS, INC.

By:	/s/ James A. Perley
Name: James A. Perley
Title: President and Treasurer

AROMA NATURALS, INC.

By:	/s/ Harlan M. Kent
Name: Harlan M. Kent
Title: President

YANKEE CANDLE ADMIN, LLC

By:	/s/ Edward Medina
Name: Edward Medina
Title: President and Assistant Secretary